SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act of 1934



          Filed by the Registrant                           /x/
          Filed by a Party other than the Registrant        / /

          Check the appropriate box:

          / /  Preliminary Proxy Statement

          /x/  Definitive Proxy Statement

          / /  Definitive Additional Materials

          / /  Soliciting Material Pursuant to  Rule 14a-11(c) or Rule 14a-12


                         GENERAL PUBLIC UTILITIES CORPORATION
          -----------------------------------------------------------------
                   (Name Of Registrant As Specified In Its Charter)

                         GENERAL PUBLIC UTILITIES CORPORATION
          -----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (Check the appropriate box):

          / /  $125 per Exchange  Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),  or
               Rule 14a-6(i)(2).

          / / $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule 14a-6(i)(2).

          / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

               2) Aggregate number of securities to which transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

               4)   Proposed maximum aggregate value of transaction:

               * Set forth the amount on which the filing is calculated and state how it was determined.





          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount previously paid:

               2)   Form, Schedule or Registration Statement No.:

               3)   Filing Party;

               4)   Date Filed:


          Notes:











                         GENERAL PUBLIC UTILITIES CORPORATION



          100 Interpace Parkway           Parsippany, New Jersey 07054-1149



           Notice of Annual Meeting of Stockholders to be Held May 4, 1995



               Notice is hereby given that the Annual Meeting of

          Stockholders of General Public Utilities Corporation will be held at The Morris Museum, Six Normandy Heights Road, Morristown, New

          Jersey on Thursday, May 4, 1995 at 10:00 o'clock in the morning

          (local time):



               1.   To elect four directors of the Corporation to hold

                    office for three-year terms beginning upon their

                    election at the 1995 Annual Meeting.



               2.   To consider an amendment to Article 5 of the Articles

                    of Incorporation to increase the authorized capital

                    stock of the Corporation to 350,000,000 shares of

                    Common Stock of the par value $2.50 per share (see

                    Appendix A on page 54).












               3.   To consider an amendment to Article 9 of the Articles

                    of Incorporation to eliminate the preemptive rights of

                    stockholders to purchase additional shares of Common

                    Stock (see Appendix B on page 55).



               4.   To consider the ratification of the selection by the

                    Board of Directors of Coopers & Lybrand L.L.P. as

                    independent auditor for the year 1995.



               5.   To transact such other business as may properly come

                    before the meeting.



               Only holders of record of issued and outstanding shares of

          Common Stock of the Corporation at the close of business on

          March 13, 1995 will be entitled to vote at the meeting.  Such stockholders may vote in person or by proxy.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

          The stock transfer books of the Corporation will not be closed.



                              By order of the Board of Directors,

                                      MARY A. NALEWAKO, Secretary

          March 31, 1995










          The 1994 Annual Report was previously transmitted to

          stockholders.  It is expected that the annexed Proxy Statement and enclosed form of Proxy will be first sent to stockholders on or about March 31, 1995.



          If you wish to receive, without charge, a copy of the GPU System

          Statistics or the Corporation's 1994 Annual Report to the

          Securities and Exchange Commission on Form 10-K, direct your request to:  Stockholder Relations, General Public Utilities

          Corporation, 100 Interpace Parkway, Parsippany, New Jersey

          07054-1149, or call (201) 263-6600.












































                You Are Cordially Invited to Attend the Annual Meeting



               If you plan to attend the meeting in person, please mark

          your Proxy in the space provided for that purpose.  An admittance card will be mailed to you prior to the meeting.



               Whether or not you attend the meeting, we hope that you will sign and return the enclosed Proxy as promptly as possible.  Your vote is important.








































                         GENERAL PUBLIC UTILITIES CORPORATION



          100 Interpace Parkway           Parsippany, New Jersey 07054-1149



                   Proxy Statement for Annual Meeting - May 4, 1995



          STOCKHOLDERS ENTITLED TO VOTE

               Holders of record at the close of business on March 13, 1995 of the outstanding Common Stock (consisting of 115,260,671 shares) are entitled to vote at the Annual Meeting of

          Stockholders of the Corporation ("GPU").



               Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes.

          Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned multiplied by the number of directors to be elected and that the stockholder may cast all of such votes for a single director or may

          distribute them among the number to be voted for, or any two or more of them, as the stockholder may see fit.  Elections of directors are to be determined by a plurality vote.  Adoption of the proposed amendments to the Articles of Incorporation

          (Proposals 2 and 3) requires in each case the affirmative vote of the majority of the Corporation's issued and outstanding shares.

          Other matters are to be determined by vote of the holders of a






          majority of the shares present or represented at the meeting and voting on such matters.



               The Proxies hereby solicited vest in the proxy holders

          cumulative voting rights with respect to the election of

          directors (unless the stockholder marks the Proxy so as to withhold such authority) and all other voting rights of the stockholders signing such Proxies.  The shares represented by each duly executed Proxy will be voted and, where a choice is specified by the stockholder on the Proxy, the Proxy will be voted in accordance with the specification so made.  As provided by Pennsylvania law and the Corporation's By-Laws, abstentions,

          broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the election of directors, the ratification of the selection of auditors or other matters.  Since, however, approval of the proposed amendments to the Articles of Incorporation (Proposals 2 and 3) requires the affirmative vote of a majority of the

          outstanding shares of the Corporation, abstentions and broker non-votes will have the effect of negative votes on these

          proposals.  Signed but unmarked Proxies will be voted in

          accordance with the directors' recommendations.



               The Proxy is revocable, at any time before exercise, by a

          written instrument signed in the same manner as the Proxy and received by the Secretary of the Corporation at or before the








          Annual Meeting.  If you attend the meeting, you may, if you wish,

          revoke your Proxy by voting in person.



               You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy.  However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.



                                 DIRECTORS' PROPOSALS



          1.   ELECTION OF DIRECTORS



               The Board of Directors consists of three classes of

          directors with overlapping three-year terms.  One class of directors is to be elected each year with terms expiring at the third succeeding Annual Meeting after such election.



               At the 1995 Annual Meeting, four Class I directors will be elected to hold office for three-year terms beginning upon their election at the 1995 Annual Meeting.



               The votes applicable to the shares represented by Proxies in the accompanying form received from stockholders will be cast in favor of the election of the four nominees listed below, except that the proxy holders reserve the right to exercise cumulative voting rights and to cast their votes in such manner and for such






          lesser number of said nominees as they may deem best at the meeting, in order, so far as possible, to secure the election of said nominees.  If any nominee should be unable to serve (an event which is not anticipated), the proxy holders reserve the right to vote for a substitute nominee or nominees designated by the Personnel, Compensation and Nominating Committee of the Board

          of Directors.
















































          Information about the Nominees



                          Nominees for Class I Directors for

                                Terms Expiring in 1998



          Name                     Age      Year first elected a director



          HENRY F. HENDERSON, JR.   66                               1989



          Mr. Henderson is President, Chief Executive Officer and a

          director of H. F. Henderson Industries, designers and

          manufacturers of process control and engineered systems for government and industry, including industrial process controls and defense electronics.  He is a Commissioner of the Port

          Authority of New York and New Jersey and a director of the

          Partnership for New Jersey, the New Jersey State Chamber of

          Commerce, Delta Dental Plan and the Port Authority Trans-Hudson

          Corporation.  He is also Chairman of the Board of Governors of the Club at the World Trade Center and a trustee of Stevens

          Institute of Technology, New York Theological Seminary and

          Paterson Economic Development Corporation and a member of the

          World Trade Institute of the Port Authority of New York and New

          Jersey and the Defense Orientation Conference Association.
















          Name                     Age      Year first elected a director



          JAMES R. LEVA             62                               1992



          Mr. Leva is Chairman, President and Chief Executive Officer of

          General Public Utilities Corporation.  He is also Chairman,

          President, Chief Executive Officer and a director of GPU Service

          Corporation (GPUSC); Chairman of the Board, Chief Executive

          Officer and a director of Jersey Central Power & Light Company

          (JCP&L), Metropolitan Edison Company (Met-Ed), Pennsylvania

          Electric Company (Penelec); Chairman of the Board and a director of GPU Nuclear Corporation; and Chairman and a director of Energy

          Initiatives, Inc. (EI), and EI Power, Inc., all subsidiaries of

          GPU.  Mr. Leva has been associated with the GPU System since

          1952, and has served as President of Penelec and, from 1986 until his election to his current positions in 1991, as President of

          JCP&L.  Mr. Leva is also a director of Chemical Bank N.J., N.A.,

          Princeton Bank and Trust Co., N.A., Utilities Mutual Insurance

          Company, the New Jersey Utilities Association, the New Jersey

          Chamber of Commerce and Fairleigh Dickinson University.  He is a

          trustee of St. Clares-Riverside Foundation and Tri-County

          Scholarship Fund, and a member of the Board of Overseers of the

          New Jersey Institute of Technology.












          Name                     Age      Year first elected a director



          JOHN M. PIETRUSKI         62                               1989



          Mr. Pietruski served as Chairman of the Board and Chief Executive

          Officer of Sterling Drug Inc. from 1985 until his retirement in

          1988.  Currently, he is Chairman of the Board of Texas

          Biotechnology Corporation, a pharmaceutical research and

          development company.  He also serves as President of Dansara

          Company, a management consulting firm.  He is a director of

          Hershey Foods Corporation, Lincoln National Corporation and

          McKesson Corporation.  He is also a Regent of Concordia College.



          CATHERINE A. REIN         52                               1989



          Ms. Rein has been Executive Vice President - Corporate and

          Professional Services of Metropolitan Life Insurance Company

          since 1989, and served as Senior Vice President of that company from 1988 to 1989 and as Vice President of Human Resources from

          1985 to 1988.  Ms. Rein is a director of The Bank of New York,

          Corning Inc. and INROADS, and is a member of the Board of

          Trustees of the National Urban League and a trustee of the New

          York University Law Center Foundation.



          Information concerning the other directors of the Corporation whose terms do not expire at the Annual Meeting is as follows:






                               Class II Directors with

                                Terms Expiring in 1996



          Name                     Age      Year first elected a director



          LOUIS J. APPELL, JR.      70                               1973



          Mr. Appell is President and Chief Executive Officer of

          Susquehanna Pfaltzgraff Co., a communications and consumer products company.  His other activities include Chairman of the

          Board of Yorktowne Hotel, Inc., President and director of

          Appleton, Inc. and Treasurer and director of L.A.B. Realty Co.

          and Sinking Springs Farms, Inc., and a trustee of York College of

          Pennsylvania.



          DONALD J. BAINTON         63                               1982



          Mr. Bainton is Chairman, Chief Executive Officer and a director of Continental Can Co., Inc., an industrial packaging company which also provides engineering, architectural and surveying services.  He is also Chief Executive Officer of Dixie Union

          Verpackungen GmbH, Ferembal, S.A., Lockwood, Kessler and

          Bartlett, Inc., Plastics Containers, Inc., Continental Plastic

          Containers, Inc., and Onena Bolsas de Espana, all subsidiaries of

          Continental Can Co., Inc.  He is a director of the Ingersoll-Rand

          Company, the Institute of Applied Economics and the University of

          Illinois, Chicago, Business School.






          Name                     Age      Year first elected a director



          THEODORE H. BLACK         66                               1988



          Mr. Black is a director of Ingersoll-Rand Company, an industrial machinery manufacturer, and served as its Chairman, President and

          Chief Executive Officer from 1988 until his retirement in 1993.

          Mr. Black is a director of CPC International Inc., Ingersoll-

          Dresser Pump Company, McDermott International and Dresser-Rand

          Company.








































                               Class III Directors with

                                Terms Expiring in 1997



          Name                     Age      Year first elected a director



          THOMAS B. HAGEN           59                               1988



          Mr. Hagen is Secretary of Commerce for the Commonwealth of

          Pennsylvania.  He is a director of the Erie Insurance Group -

          property, casualty and life insurers - which he joined in 1953 and served as its Chairman and Chief Executive Officer from 1990 to 1993.  He is a trustee of the Griffith Foundation for

          Insurance Education and a trustee of Discovery Square, a regional cultural and education center in Erie.  He is a member and past chairman of the Council of Fellows of Penn State - Erie, The

          Behrend College and a member of the Board of Visitors of The

          Behrend College School of Business.  Mr. Hagen is First Vice

          President of The Pennsylvania Society and a member of the Greater

          Erie Bicentennial Commission.






















          Name                     Age      Year first elected a director



          PAUL R. ROEDEL            67                               1979



          Mr. Roedel retired in 1992 as Chairman and Chief Executive

          Officer of Carpenter Technology Corporation, manufacturers,

          fabricators and marketers of specialty metals.  He joined

          Carpenter in 1949 and became Chief Executive Officer in 1981 and

          Chairman in 1987.  He is a director of Carpenter Technology

          Corporation, Meridian Bancorp, Inc. and Meridian Bank and the

          P.H. Glatfelter Co.  He is Chairman of the Berks Business

          Education Coalition, President of the Wyomissing Foundation and a

          member of ASM International.  Mr. Roedel is also Chairman of the

          Board of Gettysburg College and a director of the Pennsylvania

          2000 Education Coalition.





          CARLISLE A. H. TROST      65                               1990



          Admiral Trost served in the United States Navy from 1953 until his retirement in 1990, including a four-year term from 1986 to

          1990 as Chief of Naval Operations.  Admiral Trost is also a member of the Board of Directors of GPU Nuclear Corporation, and

          the Chairman of that Board's Nuclear Safety and Compliance

          Committee.  He is Chairman of the Board of Directors of Bird-

          Johnson Co., and a director of General Dynamics Corporation,

          Louisiana Land & Exploration Company, Precision Components






          Corporation and Lockheed Corporation.  He is also a member of the

          Board of Advisors of General Dynamics Corporation's Undersea

          Warfare Center, a trustee of the U.S. Naval Academy Foundation and Chairman of the Board of the Naval Submarine League.



          Name                     Age      Year first elected a director



          PATRICIA K. WOOLF, Ph.D.  60                               1983



          Dr. Woolf, who is currently in the Molecular Biology Department,

          Princeton University, is a consultant, lecturer and author.  From

          1988-1989, Dr. Woolf was a Lecturer at the Woodrow Wilson School

          of Public and International Affairs, Princeton University.  Dr.

          Woolf is a director of Cordis Corporation, Crompton and Knowles

          Corporation and the National Life Insurance Company of Vermont.

          She is also a trustee of the New Economy Fund and a director of the American Balanced Fund, the Income Fund of America, the

          Growth Fund of America and Small Cap World Fund, all of The

          Capital Group of Los Angeles.






















          Standing Committees of the Board of Directors



               There are four standing committees of the Board, namely, the

          Audit Committee, the Corporate and Public Responsibilities

          Committee, the Finance Committee and the Personnel, Compensation

          and Nominating Committee.  The membership and functions of these

          Committees are as follows:



               The Audit Committee recommends to the Board, subject to

          ratification by the stockholders, the engagement of the

          independent auditor and reviews with the independent auditor the plan, scope and results of the audit and any comments by the auditor on the internal accounting control systems of the

          Corporation and its subsidiaries.  All material non-audit

          services proposed to be performed by the independent auditor are reviewed by the Committee.  The Committee also reviews with the

          Corporation's internal auditors the plan, scope and results of internal audits and their comments on the internal accounting control systems.  It reviews with the officers of the

          Corporation, the independent auditor and the Corporation's internal auditors the following:  the accounting principles to be applied in reporting the financial results of the Corporation as contained in the financial statements and related footnotes presented in the annual report to stockholders; the results of audits by governmental agencies; and the reports on audit

          procedures relating to possible corporate expenditures for political purposes.






               The Chairman of the Audit Committee is Mr. Hagen.  The other members are Messrs. Appell, Henderson and Roedel and Ms. Rein.

          During 1994, the Committee held four meetings.



               The Corporate and Public Responsibilities Committee reviews the Corporation's policies on public issues having broad social significance and the implementation of those policies and reports relating to compliance with the Corporation's Code of Ethics and the Corporation's conduct as a responsible corporate citizen.



               The Chairman of the Corporate and Public Responsibilities

          Committee is Mr. Henderson.  The other members are Messrs. Black,

          Hagen and Trost and Dr. Woolf.  During 1994, the Committee held three meetings.



               The Finance Committee assists the Board in fulfilling the

          Board's fiduciary responsibilities relating to the financial policies, plans and programs of the Corporation and its

          subsidiaries.



               The Committee reviews a range of financial policies and

          plans including dividend policy, capital structure and credit quality goals, financing plans, and the Corporation's capital and operating budgets.  Additionally, the Committee reviews the investment policies, funding and investment results of the

          Corporation's trusteed plans.








               The Chairman of the Finance Committee is Mr. Pietruski.  The

          other members are Messrs. Bainton, Roedel and Trost and Dr.

          Woolf.  During 1994, the Committee held four meetings.



               In 1994, the Personnel and Compensation Committee merged

          with the Nominating Committee to form the Personnel, Compensation and Nominating Committee.  This Committee recommends to the Board the election of officers of the Corporation and the presidents of the Corporation's direct subsidiaries, and the compensation and other benefits of those officers and of presidents and directors of the Corporation and its direct subsidiaries.  The Committee also reviews plans for management succession and executive development, compensation and other benefit goals for the GPU

          System companies.



               The Personnel, Compensation and Nominating Committee also

          recommends to the Board from time to time, within the limitations imposed by the By-Laws, the size and composition of the Board and candidates for membership on the Board.  The Committee also recommends to the Board the composition and membership of the various Board Committees.



               A stockholder proposal for a nominee for election as a

          director should be sent by mail, addressed to Secretary, General

          Public Utilities Corporation, 100 Interpace Parkway, Parsippany,

          New Jersey 07054-1149.  All such proposals must be received by the Corporation not later than 30 nor more than 75 days prior to






          the scheduled date of the next annual meeting and must contain certain information regarding the identity and background of the stockholder's proposed nominee as required by Section 10(e) of the Corporation's By-Laws, which also sets forth additional requirements with respect to such stockholder proposals.  A copy of Section 10(e) of the By-Laws will be furnished to stockholders upon request made to the Secretary of the Corporation.



               The Committee will also consider recommendations by

          stockholders of candidates for director nominees. Recommendations should be sent to the Secretary of the Corporation.



               The Chairman of the Personnel, Compensation and Nominating

          Committee is Ms. Rein.  The other members are Messrs. Appell,

          Bainton, Black, and Pietruski.  During 1994, the Committee and

          its predecessors held a total of eight meetings.



               There were ten regular meetings and one organization meeting of the Board during 1994.  All directors attended at least 75% of the aggregate of (i) the total number of 1994 meetings of the

          Board and (ii) the total number of 1994 meetings of all

          committees of the Board on which he or she served.



          Security Ownership of Certain Beneficial Owners and Management



               The following table sets forth, as of February 1, 1995, the beneficial ownership of equity securities of GPU System companies






          of each of the GPU directors and each of the executive officers named in the Summary Compensation Table, and of all directors and executive officers of GPU as a group.  The shares owned by all directors and executive officers as a group constitute less than

          1% of the total shares outstanding.  No person to the knowledge of the Corporation held beneficially 5% or more of the

          Corporation's outstanding Common Stock on such date.














































                                                       Amount and Nature
                                                         of Beneficial
                Name              Title of Security      Ownership(1)

          Louis J. Appell, Jr.  . GPU Common Stock    1,700 shares-Direct

                                                      4,274 shares-Indirect

          Donald J. Bainton . . . GPU Common Stock    3,700 shares-Direct

          Theodore H. Black . . . GPU Common Stock    6,935 shares-Direct

          Philip R. Clark . . . . GPU Common Stock    5,250 shares-Direct

                                                        362 shares-Indirect

          John G. Graham  . . . . GPU Common Stock    6,626 shares-Direct

                                                      1,480 shares-Indirect

          Fred D. Hafer . . . . . GPU Common Stock    4,470 shares-Direct

                                                        116 shares-Indirect

          Thomas B. Hagen . . . . GPU Common Stock    7,314 shares-Direct

          Henry F. Henderson, Jr. GPU Common Stock    2,384 shares-Direct

                                                      1,200 shares-Indirect

          Ira H. Jolles . . . . . GPU Common Stock    5,299 shares-Direct

          James R. Leva . . . . . GPU Common Stock    4,170 shares-Direct

                                                        100 shares-Indirect

          John M. Pietruski . . . GPU Common Stock    3,700 shares-Direct

          Catherine A. Rein . . . GPU Common Stock    2,150 shares-Direct

          Paul R. Roedel  . . . . GPU Common Stock    2,300 shares-Direct

          Carlisle A. H. Trost  . GPU Common Stock    1,707 shares-Direct

          Robert L. Wise  . . . . GPU Common Stock    5,350 shares-Direct

          Patricia K. Woolf . . . GPU Common Stock    2,914 shares-Direct

          All GPU Directors and

            Executive Officers

            as a Group  . . . . . GPU Common Stock   78,058 shares-Direct






                                                      8,255 shares-Indirect



          (1)  The number of shares owned and the nature of such ownership,

               not being within the knowledge of GPU, have been furnished by each individual.



          Remuneration of Executive Officers



               PERSONNEL, COMPENSATION AND NOMINATING COMMITTEE REPORT



               The structure of GPU's executive compensation program

          remained essentially unchanged in 1994 and consisted of three inter-related programs:  the Base Salary Program, the Incentive

          Compensation Program and the 1990 Stock Plan.



          Compensation Philosophy



               GPU's philosophy of executive compensation is to provide a program that allows the Corporation to attract and retain the caliber of executive talent needed to ensure business success and that provides rewards commensurate with that success.  Actual pay levels are intended to vary with the achievement of business objectives.  The program is also designed to balance short-term and long-term incentives so that both short-term and long-term objectives will be effectively pursued.










          Market Comparisons



               In determining the competitive market for executive talent,

          GPU uses the services of a major compensation consulting firm to ensure the maximum objectivity.  The market data provided by the consulting firm is based on other companies considered likely to employ comparably skilled and experienced executives in similar jobs.  Most of the companies surveyed are other large electric utilities similar to GPU; however, non-utility companies are also included.  The companies used for compensation comparison

          purposes include some but not all of the companies in the S&P

          Index shown in the performance graph on page 35; a number of companies not included in the S&P Index are also used for

          comparison reflecting the fact that GPU must compete for

          executive talent in a larger market.



               Within the established compensation market, GPU targets pay at the median or 50th percentile when business objectives have been achieved.  Consistent with program design intended to vary pay levels to reflect business performance, actual pay may be above or below the median in any given year.  For 1994, the total compensation package for Mr. Leva and the named executive

          officers collectively approximated the median.














          Base Salary Program



               The Base Salary Program provides a relatively stable portion of compensation and reflects the need to attract and retain experienced executives.  Formal salary ranges are established for executive positions and designed so that the middle of the range approximates median competitive salary levels.  Actual executive salaries within the established ranges reflect the experience and potential of the executive as well as individual job performance.



               In determining individual salaries and the appropriateness of any increases, the Board considers competitive market data as well as the individual executive's experience, contribution and performance, particularly recent performance.  In addition, the

          Corporation's financial resources are considered in determining what level of spending is considered prudent.  These factors are not formally weighted and the Board uses subjective judgment in making its decisions.



               Salary increases granted in 1994 to Mr. Leva and the named executive officers reflected these factors and the Board's judgment on what constitutes appropriate salary levels.  The base salary levels of Mr. Leva and the named executive officers were approximately at the competitive median.












          Incentive Compensation Program



               The Incentive Compensation Program provides an opportunity for executives to earn an annual, non-recurring cash bonus if targeted objectives are achieved.  Objectives in this program include measures of business success for the Corporation and its subsidiaries as well as individual objectives for each executive.

          If all objectives are precisely achieved, the program is designed to provide annual bonus pay at the median of the competitive market.  Because payments vary with the achievement of results,

          actual bonus levels may be below or above the median in any given year.



               Total dollars available for awards under this program cannot exceed 125% of target and no awards can be made in a year when dividends are not declared or paid on GPU Common Stock.



               In 1994, the specific measures of business success for the entire GPU System were return on equity ("ROE") (40%), nuclear safety (30%), customer cost (defined as maintaining an

          appropriate cost relationship with other Pennsylvania and New

          Jersey utilities) (15%), and quality of service determined by interruption minutes per customer as well as customer contact and customer attitude surveys (15%).  Achievement of System-wide measures determines the total dollars available for payments under this program.








               Specific 1994 performance objectives were also established for each of the Corporation's subsidiaries, with the exception of

          GPU Service Corporation where the measures were an average of the other System subsidiaries.  Achievement of subsidiary objectives determines each subsidiary's share of the total dollars

          available.



               For GPU Nuclear, 1994 objectives were nuclear safety (50%),

          generation (25%) and management of spending budgets (25%).  For the operating subsidiaries, 1994 objectives were earnings (40%),

          management of spending budgets (25%), customer cost (20%) and quality of service (15%).



               Awards to individual executives are also determined by an

          assessment of the executive's individual performance and

          contribution to the achievement of corporate and subsidiary objectives.  The Board uses subjective judgment in assessing this performance and contribution.



               Incentive awards for 1994 to Mr. Leva and executive officers were based on overall results that were over target and,

          therefore, were somewhat above the competitive median.  For the

          GPU System, the ROE objective was considered as having been exceeded although actual ROE reflected the impact of deliberate actions taken to position the Corporation for the future in a rapidly changing industry.  One example was the decision to lower employment levels in the Corporation through a voluntary enhanced






          retirement program.  This decision, while causing a short-term reduction in earnings, is expected to result in long-term savings and a more competitive Corporation.  System objectives for customer cost and quality of service were not fully achieved while the nuclear safety objective was exceeded.



               For GPU Nuclear, the nuclear safety objective was exceeded,

          the generation objectives were fully achieved and the budget management objective was significantly exceeded.



               Each of the three operating subsidiaries (JCP&L, Met-Ed, and

          Penelec) exceeded their earnings objectives.  The customer cost objective was fully achieved by one of the companies while the other two were slightly under target.  Quality of service

          objectives were under target at each of the companies.  Budget management objectives were exceeded at each of the three

          companies.



               Specific individual achievements of Mr. Leva that are

          reflected in his award included his leadership in restructuring the Corporation through the organizational realignment combining the management of Met-Ed and Penelec and the establishment of the fossil generating company.  In addition, he directed the

          establishment of numerous performance improvement efforts that will enable the Corporation to reduce costs and respond more effectively to customers - factors that will be critical in the more competitive environment.






               Mr. Leva's personal leadership and example have had a major impact on the ongoing cultural change initiative at GPU.

          Reorienting the culture to match the changes in the industry is considered essential if GPU is to achieve long-term success.



               In the judgment of the Board, these accomplishments,

          combined with financial and operating results, made it

          appropriate to award the indicated incentive payments.



          1990 Stock Plan



               The 1990 Stock Plan, approved by shareholders, allows the

          Board the discretion to use a number of stock vehicles to link executive compensation to changes in shareholder value.  In 1994,

          the Board chose to make awards in the form of restricted share units, reflecting its judgment that such units most closely represent shareholder value.  These units give the recipient the right to receive shares of GPU Common Stock (or cash at the discretion of the Committee) at the end of the vesting period which is normally five years.  Dividend equivalents are paid and reinvested in additional units during the vesting period.

          Executives who resign during the vesting period normally forfeit their units.



               Restricted unit grants in 1994 also included a potential

          Performance Cash Incentive Award which will be earned only if the

          Corporation's total shareholder return over the restriction






          periods exceeds the average return of the companies in the Edison

          Electric Institute's Index of Investor Owned Utilities.  The cash award, in addition to providing another link to shareholder value, is designed to enable executives to satisfy their income tax obligations on vesting shares without selling any of the shares.  This feature encourages executives to hold their GPU stock and continue their personal link to shareholder value.



               Specific awards to executives reflect competitive

          compensation levels, the performance and contribution of the executive and the size of previous awards.  Target levels are set so that the total compensation package, including these awards,

          approximates the median of the competitive market when results are fully achieved.  The ultimate value of the award when it vests will depend on the value of GPU Common Stock and,

          consequently, may be higher or lower than its value at the time it is granted.



               These factors are not weighted and the Board uses subjective judgment in deciding actual award levels.  The 1994 grants to Mr.

          Leva and other executives were determined in this manner and were slightly below median competitive levels.
















                                   Personnel, Compensation and Nominating

                                   Committee Members



                                   Louis J. Appell, Jr.

                                   Donald J. Bainton

                                   Theodore H. Black

                                   John M. Pietruski

                                   Catherine A. Rein








































                                                           SUMMARY COMPENSATION TABLE
                                                      Annual Compensation              Long-Term Compensation

                                                                                        Awards

                                                                          Other
             Name and                                                     Annual      Restricted                    All Other
             Principal                                                    Compen-     Stock/Unit                     Compen-
             Position                       Year    Salary        Bonus   sation(1)     Awards(2)                    sation

         James R. Leva                      1994     $573,750  $292,500   $  -         $117,563                     $ 68,409(3)
         Chairman, President and            1993      523,750   189,000      -          124,000                       54,291
         Chief Executive Officer,           1992      441,304   150,000      -           98,800                       45,503
         General Public Utilities
         Corporation

         Ira H. Jolles                      1994      327,750    83,000      -           47,025                       24,114(4)
         Senior Vice President              1993      314,750    69,000      -           49,600                       23,724
         and General Counsel,               1992      301,250    62,500      -           48,100                       22,953
         General Public Utilities
         Corporation

         Philip R. Clark                    1994      304,750    84,000        277       44,021                       21,329(5)
         President, GPU                     1993      291,250    80,000        911       48,825                       29,126
         Nuclear Corporation                1992      276,250    75,000        790       46,800                       23,764

         Robert L. Wise                     1994      290,000    81,000      -           41,931                       23,945(6)
         President, Fossil                  1993      278,250    67,000      -           43,710                       30,012
         Generation, GPU Service            1992      266,250    55,000      -           42,900                       23,790
         Corporation

         Fred D. Hafer                      1994      275,250    77,000      -           39,841                       19,733(7)
         President, Metropolitan            1993      258,250    50,000      -           41,850                       18,975
         Edison Company and                 1992      246,250    40,000      -           41,600                       18,375
         Pennsylvania Electric Company

         John G. Graham                     1994      276,250    75,000      -           39,841                       29,582(8)
         Senior Vice President              1993      261,250    59,000      -           41,850                       40,740
         and Chief Financial Officer,       1992      248,750    51,500      -           40,300                       32,211
         General Public Utilities
         Corporation


 (1)  "Other Annual Compensation" is composed entirely of the above-market interest accrued on the pre-retirement portion of deferred compensation.

 (2)  Number and value of aggregate restricted shares/units at the end of 1994 (dividends are paid or accrued on these restricted shares/units and reinvested):

                                       Aggregate Shares/Units         Aggregate Value

                      James R. Leva            15,500                     $412,913
                      Ira H. Jolles             8,650                     $221,700
                      Philip R. Clark           8,260                     $212,196
                      Robert L. Wise            7,865                     $201,091
                      Fred D. Hafer             7,075                     $182,129
                      John G. Graham            7,075                     $181,935


                                                               32

 (3)  Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($16,950), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($39,382), and above-market interest accrued on the retirement portion of deferred compensation ($6,077).

 (4)  Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($7,110), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($10,723), and above-market interest accrued on the retirement portion of deferred compensation ($281).

 (5)  Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($6,190), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($3,820), and above-market interest accrued on the retirement portion of deferred compensation ($5,319).

 (6)  Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($5,600), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($6,496), and above-market interest accrued on the retirement portion of deferred compensation ($5,849).

 (7)  Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($5,010), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($8,630), and above-market interest accrued on the retirement portion of deferred compensation ($93).

 (8)  Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($5,050), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($9,583), and above-market interest accrued on the retirement portion of deferred compensation ($8,949).

 NOTE:  The split-dollar life insurance amounts reported in the "All Other Compensation" column are equal to the present value of the interest-free use of the current year employer paid premiums to the projected date the premiums will be refunded to the
 Corporation.  Prior years' amounts have been restated.



























                LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                                 Estimated future payouts under
                                                  non-stock price based plans(1)


                                          Performance
                         Number of         or other
                           shares,        period until
                          units or        maturation              Target
         Name          other rights       or payout               ($ or #)

     James R. Leva          4,500            5 years             $106,313


     Ira H. Jolles          1,800            5 years             $ 47,250


     Philip R. Clark        1,685            5 years             $ 39,808


     Robert L. Wise         1,605            5 years             $ 37,918


     Fred D. Hafer          1,525            5 years             $ 36,028


     John G. Graham         1,525            5 years             $ 36,028

     ______________________


     (1) The 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries also provides for Performance Cash Incentive Awards in the event that the annualized GPU Total Shareholder Return exceeds the annualized Industry Total Return (Edison Electric Institute's Investor-Owned Electric Utility Index) for the period between the award and vesting dates. These payments are designed to compensate recipients of restricted stock/unit awards for the amount of federal and state income taxes that will be payable upon the restricted stock/units that are vesting for the recipient. The amount is computed by multiplying the applicable gross-up percentage by the amount of gross income the recipient recognizes for federal income tax purposes when the restrictions lapse. The estimated amounts above are computed based on the number of restricted units awarded for 1994 multiplied by the 1994 year-end market value of $26.25. Actual payments would be based on the market value of GPU Common Stock at the time the restrictions lapse and may be different from those indicated above.













     [Tabular representation of Performance Graph is set forth below]


                   Comparison of Five Year Cumulative Total Return*

                  GPU, S&P 500 Index and S&P Electric Utility Index

                                         ($)



                                   Amount
                                  Invested
                                   1/1/90  1990  1991  1992   1993  1994

          GPU                       100     102   130   140    165   149

          S&P 500                   100      97   126   136    150   152

          S&P Electric Utility      100     103   134   141    159   138

          S&P Utility**             100      97   112   121    138   127



          * Cumulative Total Return includes reinvestment of dividends on the last day of the month in which paid.

          ** The performance graph contained in the 1994 Proxy Statement compared GPU's five-year total return to a broad-based index (S&P
              500) and an industry peer-group index (S&P Utility). The S&P Utility Index contains 45 companies in the electric, gas and telephone utility industries each of which are at different stages of competition. The S&P Electric Utility Index, containing 24 electric utility companies, is more representative of the performance of electric utilities that are similar to GPU. In this year of transition, the performance graph includes the S&P Utility Index, its replacement, the S&P Electric Utility Index as well as the S&P 500 Index and GPU's cumulative total return.



























          Employment, Termination and Change-in-Control Arrangements



          Mr. Jolles

               Retirement and Disability - If Mr. Jolles retires on or

          after his normal retirement date (the last day of the month in which he attains age 65), he will receive (in addition to his benefits under GPUSC's employee retirement plans) a supplemental retirement pension from GPU System sources equal to the

          additional pension he would have received under the GPUSC

          employee retirement plans as if he had an additional 20 years of past creditable service.  If Mr. Jolles reaches his normal retirement date while he is receiving disability income under

          GPUSC's disability income plans, he will thereafter receive a supplemental retirement pension from GPU System sources equal to the additional pension he would have been paid under GPUSC's employee retirement plans as if he had an additional 20 years of past creditable service.



               Termination - (i) If Mr. Jolles' employment within the GPU

          System terminates "involuntarily," as defined, within two years following the occurrence of a "change in control" of GPU, as defined, or without cause, he shall receive from GPU System sources a supplemental retirement pension which would have been paid to him under GPUSC's employee retirement plans as if he had an additional 20 years of past creditable service.  (ii) If,

          however, his employment terminates for any other reason (except upon retirement or death), he will receive from GPU System






          sources a supplemental retirement pension equal to the additional pension he would have been paid under GPUSC's employee retirement plans as if he had additional years of creditable service ranging from two years up to a maximum of 20 years depending upon his years of actual employment by GPUSC at the time of termination.



               Death - In the event of Mr. Jolles' death before he begins receiving benefits under GPUSC's employee retirement plans, his surviving spouse, if any, shall receive such benefits during her lifetime, together with the supplemental retirement pension benefits which would have been payable to him as described in paragraph (ii) above.



               Other - To the extent relevant to the level of benefits

          payable to Mr. Jolles under other benefit plans provided for senior GPU executives, he will be treated as having the years of creditable service as described in paragraph (ii) above.


























          Retirement Plans



               The GPU System pension plans provide for pension benefits,

          payable for life after retirement, based upon years of creditable service with the GPU System and the employee's career average compensation as defined below.  Under federal law, an employee's pension benefits that may be paid from a qualified trust under a qualified pension plan such as the GPU System plans are subject to certain maximum amounts.  The GPU System companies also have adopted non-qualified plans providing that the portion of a participant's pension benefits which, by reason of such

          limitations or source, cannot be paid from such a qualified trust shall be paid directly on an unfunded basis by the participant's employer.



               The following table illustrates the amount of aggregate

          annual pension from funded and unfunded sources resulting from employer contributions to the qualified trust and direct payments payable upon retirement in 1995 (computed on a single life annuity basis) to persons in specified salary and years of service classifications:





















                  ESTIMATED ANNUAL RETIREMENT BENEFITS (2) (3) (4)
                        BASED UPON CAREER AVERAGE COMPENSATION
                                  (1995 Retirement)
         Career
         Average
         Compen-                 10 Years     15 Years     20 Years       25 Years       30 Years       35 Years     40 Years
         sation(1)		             of Service  of Service   of Service     of Service     of Service     of Service   of Service

         $ 50,000                $  9,410    $ 14,114     $ 18,819       $ 23,524       $ 28,229       $ 32,934     $ 37,356
          100,000                  19,410      29,114       38,819         48,524         58,229         67,934       76,956
          150,000                  29,410      44,114       58,819         73,524         88,229        102,934      116,556
          200,000                  39,410      59,114       78,819         98,524        118,229        137,934      156,156

          250,000                  49,410      74,114       98,819        123,524        148,229        172,934      195,756
          300,000                  59,410      89,114      118,819        148,524        178,229        207,934      235,356
          350,000                  69,410     104,114      138,819        173,524        208,229        242,934      274,956
          400,000                  79,410     119,114      158,819        198,524        238,229        277,934      314,556

          450,000                  89,410     134,114      178,819        223,524        268,229        312,934      354,156
          500,000                  99,410     149,114      198,819        248,524        298,229        347,934      393,756
          550,000                 109,410     164,114      218,819        273,524        328,229        382,934      433,356

          600,000                 119,410     179,114      238,819        298,524        358,229        417,934      472,956
          650,000                 129,410     194,114      258,819        323,524        388,229        452,934      512,556
          700,000                 139,410     209,114      278,819        348,524        418,229        487,934      552,156
          750,000                 149,410     224,114      298,819        373,524        448,229        522,934      591,756
          800,000                 159,410     239,114      318,819        398,524        478,229        557,934      631,356
         ______________

                 (1)  Career Average Compensation is the average annual

               compensation received from January 1, 1984 to retirement and includes Base Salary, Deferred Compensation and Incentive

               Compensation Plan awards.  The career average compensation amounts for the following named executive officers differ by more than 10% from the three year average annual

               compensation set forth in the Summary Compensation Table and are as follows:  Messrs. Leva - $368,408; Clark - $273,235;

               Wise - $237,280; Hafer - $238,121; and Graham - $248,858.










          (2)  Years of Creditable Service: Messrs. Leva - 43 years; Jolles

               - 12 years; Clark - 18 years; Wise - 31 years; Hafer - 32

               years; and Graham - 25 years.



          (3)  Based on an assumed retirement at age 65 in 1995.  To reduce the above amounts to reflect a retirement benefit assuming a continual annuity to a surviving spouse equal to 50% of the annuity payable at retirement, multiply the above benefits by 90%.  The estimated annual benefits are not subject to

               any reduction for Social Security benefits or other offset amounts.



          (4)  Annual retirement benefit cannot exceed 55% of the average compensation received during the last three years prior to retirement.



               In addition to amounts payable under the plans, Mr. Leva is entitled to receive upon his retirement pension payments of

          $4,140 annually.

          Remuneration of Directors



               Non-employee directors receive an annual retainer of

          $15,000, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each Committee meeting attended.  Committee

          Chairmen receive an additional retainer of $2,500 per year.






          Retirement Plan for Outside Directors



               Under the Corporation's Retirement Plan for Outside

          Directors, an individual who completes 54 months of service as a non-employee director is entitled to receive retirement benefits equal to the product of (A) the number of months of service completed and (B) the monthly compensation paid to the director at the date of retirement.  Retirement benefits under this plan are payable to the directors (or, in the event of death, to designated beneficiaries) in monthly installments of 1/12 of the sum of (x) the then annual retainer paid at time of retirement plus (y) the cash value of the last award under the Restricted

          Stock Plan for Outside Directors per month, over a period equal to the director's service as such, unless otherwise directed by the Personnel, Compensation and Nominating Committee, commencing at the later of age 60 or upon retirement.  As of December 31,

          1994, the following directors had at least 54 months of service:

                    Director            Months of Service

               Louis J. Appell, Jr.          263

               Donald J. Bainton             150

               Theodore H. Black              82

               Thomas B. Hagen                82

               Henry F. Henderson             71

               Paul R. Roedel                192

               John M. Pietruski              71

               Catherine A. Rein              71

               Patricia K. Woolf             137






          Restricted Stock Plan for Outside Directors



               The Corporation has adopted a Restricted Stock Plan for

          Outside Directors ("Directors Plan") which was initially approved by stockholders at the 1989 Annual Meeting.  Under the Directors

          Plan, each director who is not an employee of the Corporation or any of its subsidiaries ("Outside Director") is paid a portion of his or her annual compensation in the form of 300 shares of GPU

          Common Stock.



               A total of 40,000 shares of GPU Common Stock (subject to

          adjustment for stock dividends, stock splits, recapitalizations and other specified events) has been authorized for issuance under the Directors Plan.  Any shares awarded which are forfeited as provided by the Directors Plan will again be available for issuance.



               Shares of Common Stock are awarded to Outside Directors on the condition that the director serves or has served as an

          Outside Director until (i) death or disability, (ii) failure to stand for re-election at the end of the term upon reaching age 70, (iii) resignation or failure to stand for re-election with the consent of the Board, which is defined in the Directors

          Plan to mean approval thereof by at least 80% of the directors other than the affected director or (iv) failure to be re-elected to the Board after being duly nominated.  Termination of service for any other reason, including any involuntary termination






          effected by action or inaction of the Board, will result in forfeiture of all shares awarded.



               Until termination of service, an Outside Director may not

          dispose of any shares of Common Stock awarded under the Directors

          Plan, but has all other rights of a shareholder with respect to such shares, including voting rights and the right to receive all cash dividends paid with respect to awarded shares.












































          2.   TO AMEND ARTICLE 5 OF THE ARTICLES OF INCORPORATION TO

               INCREASE AUTHORIZED CAPITAL STOCK



               The Board of Directors has proposed that Article 5 of the

          Corporation's Articles of Incorporation be amended so as to increase the number of authorized shares of Common Stock to 350 million shares, par value $2.50, from 150 million shares.  The text of the proposed amendment is set forth in Appendix A.  On

          March 13, 1995, there were 115,260,671 shares issued and

          outstanding.



               The Board believes that the increase in the number of

          authorized but unissued shares is necessary to provide

          flexibility to permit the Corporation to issue additional Common

          Stock, if the Board determines that the issuance is in the best interests of the Corporation, to meet future equity capital requirements.  The Corporation has obtained regulatory approval to issue up to an additional 5 million shares of Common Stock from time to time through 1997 to meet the GPU System's financing and equity needs.  The sale of these shares will depend upon market conditions and other factors such as capital structure needs and the cost of other forms of capital.  In addition, the

          Corporation periodically issues additional shares of Common Stock under its Dividend Reinvestment and Stock Purchase Plan and restricted stock plans for directors and employees.  Although the

          Board has no specific plans to issue Common Stock in excess of that for which regulatory approval has already been obtained,






          future growth of the GPU System may require the additional issuance of Common Stock to finance possible future transactions such as stock splits, stock dividends and other stock

          distributions to shareholders and for employee stock plans.  Such future transactions may also include acquisitions and other measures relating to takeover initiatives.  The Corporation does not, however, have any specific plans to issue or sell additional shares of Common Stock for any of these purposes.  The Board believes that the flexibility to issue additional Common Stock provided by the proposed amendment will enable the Corporation to better take advantage of future business opportunities and thereby enhance its long-term prospects.



               The proposal to increase the number of authorized shares

          could be construed as having an anti-takeover effect since authorized but unissued shares would be available for issuance as an appropriate response to an actual or threatened attempt to acquire control of the Corporation or as a strategic measure to deal with potential takeover activity.  Article 9 of the

          Corporation's Articles of Incorporation currently grants

          stockholders preemptive rights to purchase additional shares of

          Common Stock in certain limited circumstances as described in

          Proposal 3 below.  The Board of Directors has, however,

          recommended that the stockholders approve an amendment to the

          Articles of Incorporation to eliminate all preemptive rights.










               If the proposed amendment to Article 5 is adopted, the

          Corporation would be permitted to issue the authorized shares without further stockholder approval, except to the extent otherwise required by law or a securities exchange on which the

          Common Stock is listed for trading.  In addition, any future issuance and sale of Common Stock by the Corporation would require the prior authorization of the Securities and Exchange

          Commission under the Public Utility Holding Company Act of 1935.



               Adoption of the proposed amendment to Article 5 of the

          Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at the meeting.



               The Board of Directors recommends that stockholders vote FOR the proposed increase in the authorized Common Stock.





          3.   TO AMEND ARTICLE 9 OF THE ARTICLES OF INCORPORATION TO

               ELIMINATE PREEMPTIVE RIGHTS OF STOCKHOLDERS



               The Board of Directors has also approved for submission to stockholders an amendment to Article 9 of the Articles of

          Incorporation which would eliminate the limited preemptive rights of stockholders to purchase additional shares of GPU Common

          Stock.  The text of the proposed amendment is set forth in

          Appendix B.  Pennsylvania law, under which the Corporation is






          incorporated, provides that unless specifically provided in a corporation's charter, shareholders are not entitled to

          preemptive rights.



               Article 9 of the Corporation's Articles of Incorporation now

          provides shareholders with the right to purchase additional shares of Common Stock in the event that the Corporation sells

          Common Stock solely for money and other than (a) through a public offering or to or through underwriters who agree to make a public offering, (b) pursuant to a dividend reinvestment plan, (c) under an employee stock ownership plan pursuant to the provisions of the Tax Reduction Act of 1975, or (d) under an offering or plan authorized or approved by the shareholders.  In other

          circumstances -- that is, private placements of Common Stock for cash -- stockholders are granted preemptive rights to subscribe,

          on a pro rata basis, for additional shares the Corporation proposes to sell.



               Preemptive rights originated at a time when corporations

          were small, had relatively few stockholders and shares were not widely traded and there was little opportunity to purchase additional stock except when a corporation had a new issue.

          These rights were thus intended to preserve a stockholder's proportionate interest and voting rights, on no less favorable terms, as the result of the issuance of additional shares.










               The Board of Directors believes that preemptive rights, even to the limited extent they now exist, are no longer a significant benefit to the stockholders.  The Board also believes that the elimination of preemptive rights will give the Corporation greater flexibility to finance its capital requirements.  Conse-

          quently, the Board believes that the advantages to the

          Corporation in eliminating the limited preemptive rights which will allow the Corporation to engage in private forms of

          financing outweigh any benefits of preemptive rights to

          stockholders.



               Stockholders who desire to preserve or increase their

          proportional interest in the Corporation's Common Stock may do so through GPU's existing Dividend Reinvestment and Stock Purchase

          Plan which allows stockholders who desire to do so to increase their holdings of GPU Common Stock through periodic purchases of additional shares at the market price, without payment of

          brokerage commissions.  Since that plan may be amended or

          terminated at any time by action of the Board, however,

          stockholders should not rely on the present existence of that plan as a basis for their decision concerning the voting of their shares on the proposed elimination of preemptive rights.  In addition, stockholders may, of course, purchase additional shares on the open market.  GPU has 115,260,671 shares outstanding and listed for trading on the New York Stock Exchange.










               The elimination of preemptive rights of the holders of the

          Corporation's Common Stock, particularly in light of the proposal to increase the amount of the Corporation's authorized Common

          Stock, could be construed as having an anti-takeover effect since, in the absence of preemptive rights, the Corporation would be able to issue, subject to obtaining any necessary regulatory approvals, a substantial number of shares of Common Stock for cash to a third party, which might either facilitate or hinder a proposed change in control.



                    Adoption of the proposed amendment to Article 9 of the

          Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at the meeting.



               The Board of Directors recommends that stockholders vote FOR the elimination of preemptive rights.


























          4.   RATIFICATION OF SELECTION OF COOPERS & LYBRAND L.L.P. AS

               INDEPENDENT AUDITOR FOR THE YEAR 1995



               The Board of Directors has selected the firm of Coopers &

          Lybrand L.L.P. ("C&L"), independent certified public accountants,

          to audit the accounts of the Corporation for 1995.  Although submission to stockholders of the appointment of the independent auditor is not required by law, the Board, in accordance with its long-standing policy of seeking annual stockholder ratification of the selection of auditors, believes it appropriate that such selection be ratified by the stockholders.  C&L has acted as the auditor for the Corporation and its subsidiaries since 1946.  C&L has advised the Corporation that neither that firm nor any of its partners has any direct or indirect material relationship with the Corporation or its subsidiaries.



               The services rendered by C&L for 1994 included an audit of the consolidated financial statements of the Corporation and its subsidiaries for the year ending December 31, 1994 contained in the annual report to stockholders and audits of the individual and consolidated financial statements of the Corporation and its subsidiaries and related schedules filed annually with the

          Securities and Exchange Commission.  C&L also performed audits as necessary to report upon compliance with the accounting

          requirements of the Federal Energy Regulatory Commission for certain financial statements included in the reports which are required to be filed annually with that Commission by the






          subsidiary companies.  Also, C&L audited the 1994 financial statements of the various pension and benefit plans of the

          Corporation and subsidiaries to be included in reports required to be filed with the Department of Labor and the Securities and

          Exchange Commission.



               Fees paid to C&L for 1994 for services aggregated $1,350,000 excluding reimbursement for out-of-pocket expenses.



               It is expected that representatives of C&L will be present at the Annual Meeting, will be available to respond to

          appropriate questions and will have an opportunity to make a statement if they desire to do so.




































          OTHER MATTERS



               The Board of Directors does not intend to bring any other

          matters before the meeting and it is not informed of any other business which others may bring before the meeting.  However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.



               GPU will pay all costs of soliciting Proxies in the

          accompanying form.  Solicitation will be made by mail, and directors and officers of GPU, and officers and employees of

          GPUSC, may also solicit Proxies by telephone, telegraph or personal interview.  The Corporation has also retained Chemical

          Bank to aid in the solicitation of Proxies, at an estimated cost of $14,000, plus reimbursement of reasonable out-of-pocket expenses.  In addition, GPU will request persons who hold stock in their names for others to forward copies of this proxy

          soliciting material to them, and to request authority to execute

          Proxies on the accompanying form, and will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.














          Deadline for Stockholder Proposals



          If a stockholder wishes to submit a proposal for inclusion in the

          Proxy Statement for the 1996 Annual Meeting of Stockholders, such proposal must be received by the Corporation not later than

          December 2, 1995.




          March 31, 1995           By order of the Board of Directors,
                                   MARY A. NALEWAKO, Secretary






                            YOUR VOTE IS IMPORTANT


               You are encouraged to voice your preference by marking


               the appropriate boxes on the enclosed Proxy.  However,


               it is not necessary to mark any boxes if you wish to


               vote in accordance with the directors' recommendations;


               merely sign, date and return the Proxy in the enclosed


               postpaid envelope.















                                      APPENDIX A








               Set forth below is the text of Article 5 of the

          Corporation's Articles of Incorporation as proposed to be

          amended.



               "5. The amount of the capital stock of the Corporation is to be $ [BEGIN STRIKEOUT] 375,000,000 [END
               STRIKEOUT] 875,000,000, consisting of [BEGIN STRIKEOUT] 150,000,000 [END STRIKEOUT] 350,000,000 shares of common stock of the par value of $2.50 each."





































                                      APPENDIX B


               Set forth below is the text of Article 9 of the

          Corporation's Articles of Incorporation as proposed to be

          amended.

          [BEGIN STRIKEOUT]
                    "9.(a)  No holder of common stock of the Corporation
               shall have, as such holder, any preemptive right to purchase any common stock or other shares or securities of the Corporation; provided, however, that if the Board of Directors shall determine to issue and sell any shares of common stock of the Corporation (including, for the purposes of this Article, any security convertible into shares of common stock) solely for money and other than through:

                          (i)  a public offering thereof; or

                         (ii)  an offering thereof to or through
                     underwriters or dealers who shall agree promptly to make a public offering thereof; or

                        (iii) operation of a plan adopted by the Board of Directors of the Corporation pursuant to which stockholders may elect to reinvest common stock cash dividends and/or invest additional cash amounts in additional shares of common stock; or

                         (iv) operation of an employee stock ownership plan adopted by the Board of Directors of the Corporation or a subsidiary or an affiliate of the Corporation under and pursuant to the provisions of
                     Section 301(d) of the Tax Reduction Act of 1975, as amended, or any successor statutory provision of similar import; or

                          (v) any other offering which shall have been authorized or approved at a meeting of stockholders by the affirmative vote of holders of a majority of all outstanding shares entitled to vote thereon, or shall be consistent with a plan authorized or approved by such a vote of the holders of a majority of all outstanding shares entitled to vote thereon.

               the holders of shares of common stock of the Corporation shall have the right (hereinafter referred to as "preemptive rights"), during a reasonable time and on reasonable conditions, both to be fixed by the Board of Directors, to purchase such common stock in such proportions as shall be determined as provided herein.






                  (b) The preemptive rights provided in Subdivision (a) of this Article shall entitle stockholders having such rights to purchase shares of common stock to be offered or optioned for sale as nearly as practicable in such proportion as would, if such preemptive rights were exercised, preserve the relative holdings of common stock of such stockholders and a price or prices not less than the price or prices at which such shares of common stock are proposed to be offered for sale to others (before giving effect to any reduction in the amount realized by the Corporation in connection with sales to others by reason of such reasonable expenses and compensation for the sale, underwriting or purchase of such shares of common stock by underwriters or dealers as may be lawfully paid by the Corporation). The apportionment made by the Board of Directors shall, in the absence of any fraud and bad faith, be binding on all stockholders.

                  (c) In connection with the granting of such preemptive rights, the Corporation shall not be obligated to offer or issue any fractional interest in a full share of common stock, but, in its sole discretion and subject to such allotment procedures, if any, as it deems desirable, the Board of Directors may take such action as it may deem appropriate and feasible to issue or grant a right to purchase a full share of common stock in lieu of any fractional interest which the holders of outstanding shares might be permitted to purchase.

                  (d) At any time within a period expiring not more than one year after the granting of such preemptive rights, shares which have been offered to stockholders and have not been subscribed for or purchased may be issued or sold to such persons (including stockholders) at such prices and at such times as may be fixed by the Board of Directors, provided that such shares are issued or sold at a price which (before giving effect to any reduction in the amount realized by the Corporation in connection with such sales by reason of such reasonable expenses and compensation for the sale, underwriting or purchase of such shares by underwriters or dealers as may lawfully be paid by the Corporation) is not less than the price at which such shares were obtainable upon the exercise of preemptive rights granted in connection with such offering."[END STRIKEOUT]


                  "9.  No holder of common stock of the Corporation
               shall have, as such holder, any preemptive right to purchase any common stock or other shares or securities of the Corporation."
















                         GENERAL PUBLIC UTILITIES CORPORATION

                      Proxy Solicited by the Board of Directors
               for Annual Meeting to be held at 10:00 A.M. May 4, 1995

                                  The Morris Museum
                              Six Normandy Heights Road
                                Morristown, New Jersey


               The undersigned hereby appoints J. G. Graham,
            F. A. Donofrio, and M. A. Nalewako, and each or any of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated March 31, 1995 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting.

               Said proxies are instructed to vote for or against
            proposals, as indicated by the undersigned (or, if no indication is given, for Proposals 1, 2, 3 and 4).

               You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors' recommendations; just sign on the other side.

                    (continued and to be signed on the other side)
















                                                                                      ___      Please mark
                                                                                     | X |     your votes
                                                                                     |___|     as this.
          The Directors Recommend a Vote "FOR" Proposals 1, 2, 3 and 4:
                                                                               CHECK HERE      __
                                                                             IF YOU PLAN TO   |__|
                                                                             ATTEND THE MEETING.
                                COMMON    DIVIDEND REINVESTMENT SHARES
          1 - Election of four Class I Directors.

          FOR all nominees listed on    WITHHOLD AUTHORITY             NOMINEES:  Henderson, Leva,
          the right (except as marked   to vote for all nominees       Pietruski and Rein
          to the contrary on the right) listed on the right
                  __                            __                     (Instruction:
                 |  |                          |  |                    To withhold authority to
                 |__|                          |__|                    vote for any individual
                                                                       nominee, print that
                                                                       nominee's name in the space
          2 - To amend Article 5 of the Articles of Incorporation to   provided below.)
              increase the authorized capital stock.                   ________________________

            FOR             AGAINST            ABSTAIN                 Dated                 1995
            __                __                 __                    Signature
           |  |              |  |               |  |                   Signature if held jointly
           |__|              |__|               |__|                   _________________________
                                                                       Please date and sign
                                                                       In case of joint owners,
          3 - To amend Article 9 of the Articles of Incorporation to   EACH joint owner should
              eliminate preemptive rights.                             sign.  When signing
                                                                       as attorney, executor,
            FOR             AGAINST            ABSTAIN                 administrator, trustee,
            __                __                 __                    guardian, corporate officer,
           |  |              |  |               |  |                   etc., give full title.
           |__|              |__|               |__|


          4 - Ratification of the selection of Coopers & Lybrand
              L.L.P. as auditor.

            FOR             AGAINST            ABSTAIN
            __                __                 __
           |  |              |  |               |  |
           |__|              |__|               |__|


                                                      58

                                                                                      ___      Please mark
                                                                                     | X |     your votes
                                                                                     |___|     as this.
          The Directors Recommend a Vote "FOR" Proposals 1, 2, 3 and 4:
                                                                               CHECK HERE      __
                                                                             IF YOU PLAN TO   |__|
                                                                             ATTEND THE MEETING.
                                COMMON    DIVIDEND REINVESTMENT SHARES
          1 - Election of four Class I Directors.

          FOR all nominees listed on    WITHHOLD AUTHORITY             NOMINEES:  Henderson, Leva,
          the right (except as marked   to vote for all nominees       Pietruski and Rein
          to the contrary on the right) listed on the right
                  __                            __                     (Instruction:
                 |  |                          |  |                    To withhold authority to
                 |__|                          |__|                    vote for any individual
                                                                       nominee, print that
                                                                       nominee's name in the space
          2 - To amend Article 5 of the Articles of Incorporation to   provided below.)
              increase the authorized capital stock.                   ________________________

            FOR             AGAINST            ABSTAIN                 Dated                 1995
            __                __                 __                    Signature
           |  |              |  |               |  |                   Signature if held jointly
           |__|              |__|               |__|                   _________________________
                                                                       Please date and sign
                                                                       In case of joint owners,
          3 - To amend Article 9 of the Articles of Incorporation to   EACH joint owner should
              eliminate preemptive rights.                             sign.  When signing
                                                                       as attorney, executor,
            FOR             AGAINST            ABSTAIN                 administrator, trustee,
            __                __                 __                    guardian, corporate officer,
           |  |              |  |               |  |                   etc., give full title.
           |__|              |__|               |__|
                                                                       If you are planning to
                                                                       attend the meeting, remember
          4 - Ratification of the selection of Coopers & Lybrand       to obtain from the record
              L.L.P. as auditor.                                       holder a letter or other
                                                                       evidence of your beneficial
            FOR             AGAINST            ABSTAIN                 ownership of shares in GPU
            __                __                 __                    to facilitate your
           |  |              |  |               |  |                   admittance to the meeting.
           |__|              |__|               |__|


                                                      59